SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Cowen Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	84-1702964
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1221 Avenue of the Americas
New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration number to which this form relates: 333-132602

Securities to be registered pursuant to Section 12(b) of the Act: None.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Not Applicable.	Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.01 per share (the “Common Stock”), to be registered under this registration statement is contained under the caption “Description of Capital Stock” in the prospectus constituting a part of the Registration Statement on Form S-1 (File No. 333-132602) of Cowen Group, Inc., filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This description is incorporated by reference into this registration statement.

Item 2. Exhibits.

(1)*                           Amended and Restated Certificate of Incorporation of Cowen Group, Inc.

(2)*                           Amended and Restated Bylaws of Cowen Group, Inc.

(3)*                           Specimen Common Stock Certificate

*                                         Incorporated by reference to Cowen Group, Inc.’s Registration Statement on Form S-1 (File No. 333-132602), as amended, which was initially filed with the Securities and Exchange Commission on March 21, 2006.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  June 13, 2006

Cowen Group, Inc.

By:	/s/ Kim S. Fennebresque
Name: Kim S. Fennebresque
Title: Chairman, Chief Executive Officer and President